                                                                    Exhibit 10.2

      FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER


         THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this "Amendment"), dated as of July 2, 1998, is by and among Genicom Corporation (the "Borrower"), the subsidiaries of the Borrower identified on the signature pages hereto (the "Guarantors"), the several lenders identified on the signature pages hereto (each a "Lender" and, collectively, the "Lenders") and NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein which are not defined herein and which are defined in the Credit Agreement shall have the same meanings as therein defined.

                               W I T N E S S E T H

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent entered into that certain Amended and Restated Credit Agreement dated as of September 5, 1997, as amended by that First Amendment to Amended and Restated Credit Agreement dated as of October 31, 1997, as amended by that Second Amendment to Amended and Restated Credit Agreement dated as of March 12, 1998, as amended by that letter agreement dated May 5, 1998 (as so amended, the "Existing Credit Agreement").

         WHEREAS, the parties have agreed to amend the Existing Credit Agreement and waive certain Defaults as set forth herein.

         NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                     PART I
                                   DEFINITIONS

         1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

                  "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

                  "Amendment No. 4 Effective Date" is defined in Part IV.

         2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Amendment No. 4 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

         1. Amendments to Section 1.1.

         (a) The following definitions appearing in Section 1.1 of the Existing Credit Agreement are amended in their entireties to read as follows:

                  "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Eurodollar Loan which is a Revolving Loan, Tranche A Term Loan, Tranche B Term Loan or Foreign Currency Loan or for any Base Rate Loan which is a Revolving Loan, Tranche A Term Loan or Tranche B Term Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a) or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of
         Section 3.5(b)(i), the appropriate applicable percentage corresponding to the Pricing Consolidated Funded Debt Coverage Ratio in effect as of the most recent Calculation Date:



                                            Applicable               Applicable
                                          Percentage for           Percentage for       Applicable
                                            Eurodollar               Eurodollar       Percentage for      Applicable
            Pricing Consolidated          Loans which are          Percentage for       Eurodollar       Percentage for
                Funded Debt          Revolving Loans, Tranche        Home Rate       Loans which are        Base Rate
 Pricing         Coverage             A Term Loans or Foreign      Loans which are    Tranche B Term     Loans which are
  Level           Ratio                    Currency Loans               Loans              Loans      Tranche B Term Loans
--------------------------------------------------------------------------------------------------------------------------
    I       Greater than or equal
            to 4.50 to 1.00                    3.00%                    1.75%              3.50%              2.25%
--------------------------------------------------------------------------------------------------------------------------
   II       Greater than or equal
            to 3.502.75%.00 but
            less than 41.50 to                 2.75%                    1.50%              3.25%              2.00%
--------------------------------------------------------------------------------------------------------------------------
   III      Greater than or equal
            to 3.002.50%.00 but
            less than 31.25 to 1.00            2.50%                    1.25%              3.00%              1.75%
--------------------------------------------------------------------------------------------------------------------------
   IV       Greater than or equal
            to 2.502.25%.00 but
            less than 31.00 to 1.00            2.25%                    1.00%              3.00%              1.75%
--------------------------------------------------------------------------------------------------------------------------
    V       Greater than or equal
            to 2.002.00%.00 but
            less than 20.75 to 1.00            2.00%                    0.75%              3.00%              1.75%
--------------------------------------------------------------------------------------------------------------------------
   VI       Less than 2.00 to 1.00             1.75%                    0.50%              3.00%              1.75%
==========================================================================================================================


            Pricing Consolidated
                Funded Debt                 Applicable            Applicable
 Pricing         Coverage             for Standby Letter of     Percentage for
  Level           Ratio                     Credit Fee            Unused Fee
--------------------------------------------------------------------------------
    I       Greater than or equal
            to 4.50 to 1.00                     3.00%                 0.50%
--------------------------------------------------------------------------------
   II       Greater than or equal
            to 3.502.75%.00 but
            less than 41.50 to                 2.75%                 0.50%
--------------------------------------------------------------------------------
   III      Greater than or equal
            to 3.002.50%.00 but
            less than 31.25 to 1.00            2.50%                 0.50%
--------------------------------------------------------------------------------
   IV       Greater than or equal
            to 2.502.25%.00 but
            less than 31.00 to 1.00            2.25%                0.50%
--------------------------------------------------------------------------------
    V       Greater than or equal
            to 2.002.00%.00 but
            less than 20.75 to 1.00            2.00%                0.375%
--------------------------------------------------------------------------------
   VI       Less than 2.00 to 1.00             1.75%                0.375%
================================================================================


                  The initial Applicable Percentages shall be based on Pricing Level II until the first Applicable Percentage Change Date for the Calculation Date occurring on September 28, 1997. Thereafter, determination of the appropriate Applicable Percentages based on the Pricing Consolidated Funded Debt Coverage Ratio shall be made on each Calculation Date upon receipt by the Agent at the Agency Services Address of the Required Financial Information for such Calculation Date. The Pricing Consolidated Funded Debt Coverage

         Ratio in effect as of a Calculation Date shall establish the Applicable Percentages that shall be effective as of the date designated by the Agent as the Applicable Percentage Change Date. The Agent shall determine the Applicable Percentages as of the Calculation Date occurring on September 28, 1997 and on each Calculation Date thereafter and shall promptly notify the Borrower and the Lenders of the Applicable Percentages so determined and of the Applicable Percentage Change Date. Such determinations by the Agent of the Applicable Percentages shall be conclusive absent demonstrable error. If the Borrower fails to provide the Required Financial Information for a Calculation Date to the Agent at the Agency Services Address, the Applicable Percentages shall be based on Pricing Level I until such time as the Required Financial Information is provided whereupon the Pricing Level shall be determined by the then current Pricing Consolidated Funded Debt Coverage Ratio. Notwithstanding anything to the contrary contained herein, if on any Calculation Date occurring on or after January 3, 1999, the Consolidated Senior Funded Debt Coverage Ratio exceeds 4.0 to 1.0, the Applicable Percentages determined in accordance with the pricing grid above shall be increased by 1.0%.

                  "Borrowing Base" means (i) as of any day prior to November 1, 1998, the sum of (a) 85% of Eligible Receivables and (b) 55% of Eligible Inventory, in each case as set forth in the most recent Borrowing Base Report delivered to the Agent and the Lenders in accordance with the terms of Section 7.1(e); provided, however, that the amount determined pursuant to clause (b) above shall not exceed 50% of the total Borrowing Base, (ii) as of any day on or after November 1, 1998 and prior to January 3, 1999, the sum of (a) 85% of Eligible Receivables and (b) 45% of Eligible Inventory, in each case as set forth in the most recent Borrowing Base Report delivered to the Agent and the Lenders in accordance with the terms of Section 7.1(e); provided, however, that the amount determined pursuant to clause (b) above shall not exceed 50% of the total Borrowing Base and (iii) as of any day on or after January 3, 1999, the Original Borrowing Base.

                  "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP; provided, however, Consolidated EBITDA shall exclude (x) up to $1,739,000 in non-cash charges incurred during the fourth fiscal quarter of 1997 in connection with the acquisition of certain assets of the printer division of Digital Equipment Corporation and (y) up to $15,000,000 in a non-cash write-off against the Borrower's intangible assets incurred during the second fiscal quarter of 1998.

                  "Consolidated Fixed Charge Coverage Ratio" means (a) as of the end of any period prior to and including January 3, 1999, the ratio of
         (i) Consolidated EBITDA for the applicable period to (ii) Consolidated Interest Expense for the applicable period plus Consolidated Scheduled Funded Indebtedness Payments for the applicable period plus Restricted Payments by the Borrower and its Subsidiaries on a consolidated basis for the applicable period, and (b) as of the end of any period after January 3, 1999, the ratio of (i) Consolidated EBITDA for the applicable period minus Consolidated Capital Expenditures for the applicable period, to (ii) Consolidated Interest Expense for the applicable period plus Consolidated Scheduled Funded Indebtedness Payments for the applicable period plus Restricted Payments by the Borrower and its Subsidiaries on a consolidated basis for the applicable period.

                  "Consolidated Funded Debt Coverage Ratio" means (a) for the purpose of determining compliance with the financial covenant contained in Section 7.11(b) hereof as of any Calculation Date occurring on or prior to January 3, 1999, the ratio of (i) Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such Calculation Date, to (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date, and (b) for the purpose of determining compliance with the financial covenant contained in Section 7.11(b) hereof as of any Calculation Date occurring after January 3, 1999, the ratio of (i) Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such Calculation Date, to
         (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date minus Consolidated Capital Expenditures for the four-quarter period ended as of such Calculation Date.

                  "Consolidated Net Income" means, for any period, net income (excluding extraordinary items) after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                  "Net Proceeds" means cash proceeds received by the Borrower or any of its Subsidiaries from time to time in connection with any Asset Disposition, Debt Issuance or Equity Transaction, net of the actual costs (excluding intercompany items) and taxes incurred by such Person in connection with and attributable to such Asset Disposition, Debt Issuance or Equity Transaction, as applicable.

                  "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by the Borrower or any of its Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received by the Borrower or any of its Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1A, (v) additional Investments in any Subsidiary of the Borrower which is a Guarantor; (vi) subject to the terms of Section 7.15(b), Investments in Subsidiaries of the Borrower which are not Guarantors existing as of June 15, 1998 and additional Investments in all such Subsidiaries not to exceed an aggregate amount of $1,000,000 per year;
         (vii) Guaranty Obligations permitted by Section 8.1; (viii) acquisitions permitted by Section 8.4(c); (ix) transactions permitted by Section 8.8; and (x) loans to directors, officers, employees, agents, customers or suppliers that do not exceed an aggregate principal amount of $1,000,000 at any one time outstanding.

(b) The following new definitions are added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order to read as follows:

                  "Consolidated Senior Funded Debt Coverage Ratio" means, as of any Calculation Date, the ratio of (i) Senior Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such Calculation Date, to (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date minus Consolidated Capital Expenditures for the four-quarter period ended as of such Calculation Date.

                  "Debt Issuance" means the issuance of any Indebtedness for borrowed money by the Borrower or any of its Subsidiaries.

                  "Original Borrowing Base" means, as of any day, the sum of (a) 80% of Eligible Receivables and (b) 40% of Eligible Inventory, in each case as set forth in the most recent Original Borrowing Base Report delivered to the Agent and the Lenders in accordance with the terms of
         Section 7.1(e); provided, however, that the amount determined pursuant to clause (b) above shall not exceed 50% of the total Original Borrowing Base.

                  "Pricing Consolidated Funded Debt Coverage Ratio" means, as of any Calculation Date, the ratio of (i) Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such Calculation Date, to (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date minus Consolidated Capital Expenditures for the four-quarter period ended as of such Calculation Date.

                  "Senior Funded Indebtedness" means, with respect to any Person, total Funded Indebtedness (other than Subordinated Indebtedness).

                  "Subordinated Indebtedness" means, any Indebtedness incurred by the Borrower after July 1, 1998 which by its terms is specifically subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on terms and conditions satisfactory to the Required Lenders.

2. Amendment to Section 3.1. Section 3.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

         3.1  Default Rate/ Original Borrowing Base Fee.

         (a) Default Rate. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

         (b) Original Borrowing Base Rate.

         At the time of delivery of the Original Borrowing Base Report as required by Section 7.1(e) hereof for each month ending on or prior to January 3, 1999, the Borrower promises to immediately pay additional interest at a rate of 1.50% per annum on the amount (to the extent positive) equal to the amount by which on such day (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding exceeds (ii) the Original Borrowing Base.

         3. Amendment to Section 3.3(b). Section 3.3(b) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                           (b)      Mandatory Prepayments.

                           (i) If at any time the sum of the aggregate principal
                  amount of outstanding Revolving Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall exceed the lesser of (a) the Revolving Committed Amount and (b) the Borrowing Base, the Borrower promises to prepay immediately the outstanding principal balance on the Revolving Loans in an amount sufficient to eliminate such excess.

                           (ii) If on any Determination Date the Dollar Amount
                  of the aggregate Foreign Currency Loans outstanding exceeds (as the result of fluctuations in applicable foreign exchange rates or otherwise) the then Foreign Currency Committed Amount, the Borrower promises to make a mandatory prepayment to the Agent in an aggregate Dollar Amount equal to the excess of

                                    (x) the amount equal to the Dollar Amount of
                           the aggregate Foreign Currency Loans outstanding

                           over

                                    (y) the Foreign Currency Committed Amount.

                           (iii) Immediately upon the occurrence of any Asset
                  Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Borrower during the related Application Period to the purchase, acquisition or construction of Alternative Assets as contemplated by the terms of Section 8.4(b)(v).

                           (iv) Within 120 days after the end of each fiscal
                  year of the Borrower and its Subsidiaries (commencing with the fiscal year ending December 28, 1997), the Borrower shall prepay the Loans in an aggregate amount equal to 75% of the Excess Cash Flow for such prior fiscal year.

                           (v) Immediately upon receipt by the Borrower or any
                  of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (vii) below).

                           (vi) Immediately upon receipt by the Borrower or any
                  of its Subsidiaries of proceeds from any Equity Transaction, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Proceeds of such Equity Transaction to the Lenders (such prepayment to be applied as set forth in clause (vii) below); provided, however, that no such prepayment shall be required pursuant to this clause (vi) in connection with Net Proceeds received solely from Equity Issuances made in connection with the exercise by employees of the Borrower of their rights under employee stock ownership plans or employee stock option plans administered by the Borrower.

                           (vii) All prepayments made pursuant to this Section
                  3.3(b) shall (i) be subject to Section 3.12, (ii) in the case of prepayments made pursuant to Section 3.3(b)(iii), (iv), (v) or (vi), be applied first pro rata to the Tranche A Term Loan and the Tranche B Term Loan (ratably to the remaining principal installments thereof, in inverse order of maturity) and then to the Revolving Loans (with a corresponding reduction in the Revolving Committed Amount), (iii) subject to the terms of clause (ii) above, be applied first to Base Rate Loans, if any, and then to Eurodollar Loans in direct order of Interest Period maturities and (iv) be accompanied by interest on the principal amount prepaid through the date of prepayment.

         4. Amendment to Section 7.1(b). A new clause (iii) is added to Section 7.1(b) of the Existing Credit Agreement to read as follows:

                           (iii) Cash Position Forecast/Report. As soon as
                  available, and in any event within 15 days after the close of each fiscal month, a forecast of cash inflows and outflows of the Borrower and its cash sweep of Subsidiaries for the next 8 weeks together with a statement of actual cash position of the Borrower for the 4 weeks then ended, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer or treasurer of the Borrower to the effect that such forecasts and statement of actual cash position have been prepared using reasonable assumptions and projections where required.

         5. Amendment to Section 7.1(e). Section 7.1(e) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

         (e) Borrowing Base/Original Borrowing Base Reports. (i) Within 15 days after the end of each calendar month, a Borrowing Base Report and an Original Borrowing Base Report, each as of the end of the immediately preceding month and (ii) as soon as available after the request of the Required Lenders, a Borrowing Base Report as of the date of such request. Each of the Borrowing Base Report and the Original Borrowing Base Report shall be substantially in the form of Schedule 7.1(e) and certified by the chief financial officer or treasurer of the Borrower to be true and correct as of the date thereof.

         6. Amendment to Section 7.11. Section 7.11 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

         7.11  Financial Covenants.

                  (a) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth at all times shall be no less than:

                           (i) as of the last day of the third fiscal quarter
                  for the fiscal year 1997, the sum of $12,500,000, increased by an amount equal to 100% of the proceeds received from all Equity Transactions occurring after the Closing Date;

                           (ii) as of the last day of the fourth fiscal quarter
                  for the fiscal year 1997 and the last day of the first fiscal quarter for the fiscal year 1998, the sum of $6,000,000, increased by an amount equal to (A) 50% of the Consolidated Net Income (without deduction for any losses) for each fiscal quarter commencing with the fourth fiscal quarter for the fiscal year 1997 through and including the fiscal quarter then ended, plus (B) 100% of the proceeds received from all Equity Transactions occurring after the Closing Date;

                           (iii) as of the last day of the second fiscal quarter
                  for the fiscal year 1998, the sum of $7,000,000, increased by an amount equal to (A) 50% of the Consolidated Net Income (without deduction for any losses) for each fiscal quarter commencing with the fourth fiscal quarter for the fiscal year 1997 through and including the fiscal quarter then ended, plus
                  (B) 100% of the proceeds received from all Equity Transactions occurring after the Closing Date;

                           (iv) as of the last day of the third fiscal quarter
                  for the fiscal year 1998, the sum of $8,000,000, increased by an amount equal to (A) 50% of the Consolidated Net Income (without deduction for any losses) for each fiscal quarter commencing with the fourth fiscal quarter for the fiscal year 1997 through and including the fiscal quarter then ended, plus
                  (B) 100% of the proceeds received from all Equity Transactions occurring after the Closing Date;

                           (v) as of the last day of the fourth fiscal quarter
                  for the fiscal year 1998, the sum of $10,000,000, increased by an amount equal to (A) 50% of the Consolidated Net Income (without deduction for any losses) for each fiscal quarter commencing with the fourth fiscal quarter for the fiscal year 1997 through and including the fiscal quarter then ended, plus
                  (B) 100% of the proceeds received from all Equity Transactions occurring after the Closing Date; and

                           (vi) as of the last day of the first fiscal quarter
                  for the fiscal year 1999 and the last day of each fiscal quarter thereafter, the sum of $12,500,000, increased by an amount equal to (A) 50% of the Consolidated Net Income (without deduction for any losses) for each fiscal quarter commencing with the fourth fiscal quarter for the fiscal year 1997 through and including the fiscal quarter then ended, plus
                  (B)

                  100% of the proceeds received from all Equity Transactions occurring after the Closing Date.

                  (b) Consolidated Funded Debt Coverage Ratio. The Consolidated Funded Debt Coverage Ratio at each Calculation Date shall be no greater than the following proportions:

                           Period                              Ratio
                           ------                              -----

                  As of the last day of                     5.25 to 1.00
                  the third fiscal quarter
                  of fiscal year 1997

                  As of the last day of the                 6.50 to 1.00
                  fourth fiscal quarter of
                  fiscal year 1997

                  As of the last day of the                 6.25 to 1.00
                  first fiscal quarter of fiscal
                  year 1998 of the Borrower
                  and its Subsidiaries

                  As of the last day of                     4.00 to 1.00
                  the second fiscal quarter
                  of fiscal year 1998 of
                  the Borrower and its
                  Subsidiaries

                  As of the last day of                     4.50 to 1.00
                  the third fiscal quarter
                  of fiscal year 1998 of
                  the Borrower and its
                  Subsidiaries

                  As of the last day of                     4.25 to 1.00
                  the fourth fiscal quarter
                  of fiscal year 1998 of
                  the Borrower and its
                  Subsidiaries

                  As of the last day of                     3.50 to 1.00
                  the first fiscal quarter
                  of fiscal year 1999 of
                  the Borrower and its
                  Subsidiaries

                  As of the last day of                     3.25 to 1.00
                  the second fiscal quarter
                  of fiscal year 1999 of
                  the Borrower and its
                  Subsidiaries

                  As of the last day of                     3.00 to 1.00
                  the third fiscal quarter
                  of fiscal year 1999
                  of the Borrower and its
                  Subsidiaries and thereafter

                  (c) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio at each Calculation Date shall be no less than the following proportions:

                           Period                              Ratio
                           ------                              -----

                  For the period occurring                  1.25 to 1.00
                  from the Closing Date
                  through the last
                  day of the first fiscal
                  quarter of fiscal year 1998
                  of the Borrower and its
                  Subsidiaries

                  For the period occurring                  2.00 to 1.00
                  from the first day of the
                  second fiscal quarter of
                  fiscal year 1998 through
                  the last day of the
                  second fiscal quarter of fiscal
                  year 1998 of the Borrower
                  and its Subsidiaries

                  For the period occurring                  1.75 to 1.00
                  from the first day of the
                  third fiscal quarter of
                  fiscal year 1998 through
                  the last day of the
                  third fiscal quarter of fiscal
                  year 1998 of the Borrower
                  and its Subsidiaries

                  For the period occurring                  1.85 to 1.00
                  from the first day of the
                  fourth fiscal quarter of
                  fiscal year 1998 through
                  the last day of the
                  fourth fiscal quarter of fiscal
                  year 1998 of the Borrower
                  and its Subsidiaries


                  For the period occurring                  1.75 to 1.00
                  from the first day of the
                  first fiscal quarter of
                  fiscal year 1999 of the
                  Borrower and its
                  Subsidiaries and thereafter

                  (d) Consolidated Debt to Capitalization Ratio. The Consolidated Debt to Capitalization at each Calculation Date shall be no greater than the following proportions:

                         Period                                Ratio
                         ------                                -----

                  For the period occurring                  0.75 to 1.00
                  from the Closing Date
                  through the last
                  day of the first fiscal
                  quarter of fiscal year 1998
                  of the Borrower and its
                  Subsidiaries

                  For the period occurring                  0.79 to 1.00
                  from the first day of the
                  second fiscal quarter of
                  fiscal year 1998 of the
                  Borrower and its
                  Subsidiaries through
                  the last day of the
                  fourth fiscal quarter of fiscal
                  year 1998 of the Borrower
                  and its Subsidiaries

                  For the period occurring                  0.65 to 1.00
                  from the first day of the
                  first fiscal quarter of
                  fiscal year 1999 of the
                  Borrower and its
                  Subsidiaries through
                  the last day of the
                  fourth fiscal quarter of fiscal
                  year 1999 of the Borrower
                  and its Subsidiaries

                  For the period occurring                  0.60 to 1.00
                  from the first day of the
                  first fiscal quarter of
                  fiscal year 2000 of the
                  Borrower and its
                  Subsidiaries and
                  thereafter

                  (e) Consolidated Capital Expenditures. Consolidated Capital Expenditures for the four fiscal quarter period ending at each Calculation Date shall not exceed:

                  For the period ending                     $27,500,000
                  on the last day of
                  the second fiscal quarter of
                  fiscal year 1998 of the
                  Borrower and its
                  Subsidiaries

                  For the period ending                     $27,500,000
                  on the last day of
                  the third fiscal quarter of
                  fiscal year 1998 of the
                  Borrower and its
                  Subsidiaries

                  For the period ending                     $27,000,000
                  on the last day of
                  the fourth fiscal quarter of
                  fiscal year 1998 of the
                  Borrower and its
                  Subsidiaries and thereafter

         7. New Section 7.16. A new section 7.16 is hereby added to the Existing Credit Agreement immediately following Section 7.15 thereof which shall read as follows:

         7.16 BORROWER DEPOSIT ACCOUNTS.

         The Borrower shall maintain its domestic depository accounts with one or more Lenders.

         8. Amendment to Section 8.4. Subsection (c) of Section 8.4 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  8.4 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, nor will it permit any of its Subsidiaries to:

                                   **********

                  (c) enter into any Acquisition transaction (in a single transaction or a series of related transactions) except (i) as otherwise permitted by Section 8.4(a) and Section 8.5, (ii) for the acquisition of Property in the ordinary course of business for fair consideration and (iii) for the purchase on or before December 15, 1997 of the NCS Assets pursuant to the terms of the NCS Purchase Agreement.

         9. Amendment to Section 9.1(c). Section 9.1(c) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                  (c) Covenants. Any Credit Party shall

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12, 7.14, 7.15, or 8.1 through 8.14, inclusive,
                  or

                           (ii) default in the due performance or observance by
                  it of any term, covenant or agreement contained in Section 7.1(e) and such default shall continue unremedied for a period of at least 7 Business Days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this
                  Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

         10. Schedule 7.1(e). Schedule 7.1(e) is hereby replaced with new
Schedule 7.1(e) in the form of Exhibit A attached hereto.


                                    PART III
                                     WAIVER

         The Agent and the Required Lenders hereby waive through July 15, 1998 the requirement that the Borrower deliver a Borrowing Base Report for the calendar month ended May 31, 1998 on or before June 15, 1998 as provided in
Section 7.1(e) of the Credit Agreement. The Agent and the Required Lenders further agree that the failure to deliver such Borrowing Base Report by June 15, 1998 shall not constitute a Default under the Credit Agreement. This is a one-time waiver and will expire without further notice on July 15, 1998. The failure of the Borrower to deliver such Borrowing Base Report by July 15, 1998 shall constitute an Event of Default.

                                    PART IV
                          CONDITIONS TO EFFECTIVENESS

         1. Amendment No. 4 Effective Date. This Amendment shall be and become effective as of the date hereof (the "Amendment No. 4 Effective Date") when all of the conditions set forth in this Part IV shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as "Amendment No. 4."

         2. Execution of Counterparts of Amendment. The Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors and the Required Lenders.

         3. Corporate Existence. The Agent shall have received all documents it may reasonably request relating to the existence and good standing of each of the Credit Parties, the corporate or other necessary authority for and the validity of this Amendment, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent.

         4. Legal Opinion. The Agent shall have received a legal opinion of McGuire, Woods, Battle & Boothe, counsel for the Credit Parties in form and substance reasonably satisfactory to the Agent.

         5. Officer's Certificate. The Agent shall have received a certificate executed by the chief financial officer of the Borrower as of the Amendment No. 4 Effective Date stating that, immediately after giving effect to this Amendment and the transactions contemplated hereby, (i) each of the Credit Parties is Solvent, (ii) no Default or Event of Default (other than any Default or Event of Default that has been waived) exists and (iii) the representations and warranties set forth in the Existing Credit Agreement are true and correct in all material respects.

         6. Material Adverse Change. Except as otherwise previously disclosed in writing to the Lenders, no material adverse change shall have occurred since December 29, 1996 in the condition (financial or otherwise), business or management of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

         7. Amendment Fee. The Agent shall have received for the account of each Lender an amendment fee of 0.25% on such Lender's Commitment.

         8. Other Items. The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.

                                    PART III
                                 MISCELLANEOUS

         1. Representations and Warranties. Borrower hereby represents and warrants to the Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents which has not been waived and (b) the representations and warranties set forth in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

         2. Cross-References. References in this Amendment to any Part are, unless otherwise specified, to such Part of this Amendment.

         3. Instrument Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.


         4. References in Other Credit Documents. At such time as this Amendment No. 4 shall become effective pursuant to the terms of Part IV, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 4.

         5. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         6. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.




         [The remainder of this page has been left blank intentionally]

         IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.


                                     BORROWER:

                                     GENICOM CORPORATION


                                     By /s/ James C. Gale
                                     Title:  Senior Vice President


                                     GUARANTORS:

                                     GENICOM INTERNATIONAL HOLDINGS CORPORATION


                                     By /s/ James C. Gale
                                     Title: President


                                     GENICOM INTERNATIONAL SALES CORPORATION


                                     By /s/ James C. Gale
                                     Title: President


                                     DELMARVA TECHNOLOGIES CORPORATION


                                     By /s/ James C. Gale
                                     Title:  President


                                     RASTEK CORPORATION


                                     By /s/ James C. Gale
                                     Title: President and Treasurer

                                     ENTERPRISING SERVICE SOLUTIONS CORPORATION


                                     By /s/ James C. Gale
                                     Title:  Vice President


                                     PRINTER SYSTEMS CORPORATION


                                     By /s/ James C. Gale
                                     Title: Vice President


                                     THE PRINTER CONNECTION, INC.


                                     By /s/ James C. Gale
                                     Title: Vice President


                                     PRINTER SYSTEMS INTERNATIONAL, LTD.


                                     By /s/ James C. Gale
                                     Title: Vice President

                                     LENDERS:

                                     NATIONSBANK, N.A. (formerly NationsBank of
                                     Texas, N.A.), individually as a Lender
                                     and in its capacity as Agent


                                     By /s/ Yousuf Omar
                                     Title: Senior Vice President


                                     CREDITANSTALT CORPORATE FINANCE, INC.


                                     By /s/ David D. Yewer
                                     Title:  Vice President


                                     By /s/ Christina T. Schoen
                                     Title:  Senior Vice Presidnet


                                     DEEPROCK & COMPANY
                                     By:  Eaton Vance Management,
                                          as Investment Advisor

                                     By /s/ Payson F. Swaffield
                                     Title:  Vice President


                                     CRESTAR BANK


                                     By /s/ Nancy R. Petrash
                                     Title: Senior Vice President


                                     THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.


                                     By_____________________________
                                     Title:

                                     FLOATING RATE PORTFOLIO
                                     By:  INVESCO Senior Secured
                                          Management, Inc., as attorney-in-fact

                                     By /s/ Kathleen A. Lenarcic
                                     Title: Authorized Agent


                                     KZH HOLDING CORPORATION III

                                     By  /s/ Virginia Conway
                                     Title: Authorized Agent


                                     MORGAN STANLEY SENIOR FUNDING, INC.

                                     By /s/ Christopher A. Pucillo
                                     Title: Vice President


                                     SENIOR DEBT PORTFOLIO
                                     By:  Boston Management and Research,
                                          as Investment Advisor


                                     By  /s/ Payson F. Swaffield
                                     Title:  Vice President


                                     CERES FINANCE LTD.

                                     By /s/ David Egglish
                                     Title: Director


                                     AERIES FINANCE LTD.

                                     By /s/ Andrew Wignall
                                     Title: Director

                                     BANK OF SCOTLAND

                                     By
                                     Title:


                                     NATIONAL CITY BANK OF KENTUCKY

                                     By /s/ Glenn S. Nord
                                     Title: Vice President